Exhibit 99.1

Contacts:
Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(630) 296-3400
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH-QUARTER 2016 RESULTS

Net service revenues increase 22.3% year-over-year to $103.7 million

Net income from continuing operations of $7.5 million or $0.65 per diluted share

Adjusted EBITDA of $9.3 million and adjusted diluted EPS from continuing operations of $0.43

Downers Grove, Illinois (March 6, 2017) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the fourth quarter and year ended December 31, 2016.

For the fourth quarter, net service revenues increased 22.3% to $103.7 million from $84.8 million for the fourth quarter of 2015. Net income from continuing operations was $7.5 million for the latest quarter, up 144.9% from $3.1 million for the fourth quarter of 2015 and was $0.65 per diluted share, up 140.7% from $0.27 per diluted share. Adjusted net income from continuing operations per diluted share grew 34.4% to $0.43 for the fourth quarter of 2016 from $0.32 for the fourth quarter of 2015. (See pages 7 and 8 for a reconciliation of all non-GAAP and GAAP financial measures.)

For the year ended December 31, 2016, net service revenues rose 19.0% to $400.7 million from $336.8 million for 2015. Net income from continuing operations increased 5.1% to $11.9 million for 2016 from $11.4 million for 2015 and increased 2.9% to $1.05 per diluted share from $1.02 per diluted share. Adjusted net income from continuing operations per diluted share was $1.46 for 2016, up 19.7% from $1.22 for 2015. (See pages 7 and 8 for a reconciliation of all non-GAAP and GAAP financial measures.)

“Our financial results for the fourth quarter cap a very successful year for Addus,” commented Dirk Allison, President and Chief Executive Officer of Addus. “Our revenue growth and expanded profit margins reflect our initiatives throughout 2016 to streamline Addus and refocus on driving profitable growth.

“Our efforts to improve organic growth are reflected in our 5.1% increase in same store revenues for the quarter compared to the prior year. We launched process improvement and cost reduction initiatives that accounted for the majority of our fourth quarter margin improvement, highlighted by margin improvement of 360 basis points in net income from continuing operations to 7.2% and 260 basis points in adjusted EBITDA margin to 9.0%. We rebuilt our executive team and infrastructure, strengthening our ability to close, integrate, and support future acquisitions. As a result, Addus is well positioned to drive incremental margin improvements and growth, both organically and through acquisition.”

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ADUS Reports Fourth-Quarter 2016 Results

March 6, 2017

The Company’s revenue growth for the quarter resulted primarily from the acquisition of South Shore in February 2016, as well as the increase in same store revenues. Revenues reflected a 22.2% year-over-year increase in billable hours per business day, and revenues per billable hour rose 1.6%. The Company’s revenue growth, combined with the favorable margin impact of the 2016 process improvement and cost reduction initiatives, generated 72.1% growth in adjusted EBITDA to $9.3 million for the quarter.

Addus completed 2016 with $8.0 million in cash, $24.1 million of bank debt and $79.7 million of availability under its revolving credit facility. Net cash used by operating activities for the fourth quarter was $31.7 million, largely due to the continuing volatility in the Company’s accounts receivable with the state of Illinois.

Mr. Allison concluded, “Addus enters 2017 as a growing market leader in a highly fragmented but vital sector of healthcare. We have the management team, experience and resources to execute our growth strategies and to deliver high quality, cost-effective care. We are enthusiastic about our future and our ability to deliver increased shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, March 7, 2017, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 49572841. A telephonic replay of the conference call will be available through midnight on March 21, 2017, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 49572841.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

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ADUS Reports Fourth-Quarter 2016 Results

March 6, 2017

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive personal care services, which are provided in the home. Addus’ services provide assistance with activities of daily living and adult day care. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At December 31, 2016, Addus provided personal care services to over 33,000 consumers through 114 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Reports Fourth-Quarter 2016 Results

March 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Net service revenues	$103,656	$84,760	$400,688	$336,815
Cost of service revenues	75,000	62,567	294,593	245,492

Gross profit	28,656	22,193	106,095	91,323
	27.6%	26.2%	26.5%	27.1%
General and administrative expenses	19,260	17,966	84,213	70,582
Depreciation and amortization	1,703	1,212	6,647	4,717

Total operating expenses	20,963	19,178	90,860	75,299

Operating income from continuing operations	7,693	3,015	15,235	16,024
Interest expense	572	258	2,332	786
Interest income	(2,766)	(23)	(2,812)	(47)
Other income	(80)	—	(206)	—

Income from continuing operations before income taxes	9,967	2,780	15,921	15,285
Income tax (benefit) expense from continuing operations	2,496	(271)	3,994	3,932

Net income from continuing operations	7,471	3,051	11,927	11,353
Discontinued operations:
Income from Home Health Business, net of tax	97	270	97	270

Earnings from discontinued operations	97	270	97	270

Net income	$7,568	$3,321	$12,024	$11,623

Diluted net income per share:
Continuing Operations	$0.65	$0.27	$1.05	$1.02

Discontinued Operations	$0.01	$0.02	$0.01	$0.02

Weighted average number of common shares outstanding:
Diluted	11,494	11,220	11,349	11,189

Cash Flow Information:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Net cash (used in) provided by operating activities	$(31,734)	$(4,680)	$(743)	$4,106
Net cash (used in) investing activities	(121)	(5,012)	(21,738)	(10,724)
Net cash (used in) provided by financing activities	422	(1,081)	26,390	(2,641)

Net change in cash	(31,433)	(10,773)	3,909	(9,259)
Cash at the beginning of the period	39,446	14,877	4,104	13,363

Cash at the end of the period	$8,013	$4,104	$8,013	$4,104

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ADUS Reports Fourth-Quarter 2016 Results

March 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2016	2015
Assets
Current assets
Cash	$8,013	$4,104
Accounts receivable, net	116,999	84,959
Prepaid expenses and other current assets	5,998	4,858

Total current assets	131,010	93,921

Property and equipment, net	6,648	8,619

Other assets
Goodwill	73,906	68,844
Intangible assets, net	15,413	10,351
Investment in joint venture	900	900
Deferred tax assets, net	3,153	1,825
Other assets	—	1,337

Total other assets	93,372	83,257

Total assets	$231,030	$185,797

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,486	$4,748
Accrued expenses	42,603	35,082
Current portion of long-term debt, net of debt issuance costs	2,531	1,109
Current portion of contingent earn-out obligation	—	1,250

Total current liabilities	49,620	42,189

Long-term debt, less current portion, net of debt issuance costs	22,482	1,882

Total long-term liabilities	22,482	1,882

Total liabilities	72,102	44,071

Total stockholders’ equity	158,928	141,726

Total liabilities and stockholders’ equity	$231,030	$185,797

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ADUS Reports Fourth-Quarter 2016 Results

March 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
General:
Adjusted EBITDA (in thousands) (1)	$9,284	$5,394	$32,094	$23,627
States served at period end	—	—	24	22
Locations at period end	—	—	114	119
Employees at period end	—	—	23,070	21,395

Home & Community:
Average billable census - same store (2)	32,855	32,471	32,803	32,630
Average billable census - acquisitions (3)	1,242	126	1,141	126
Average billable census total	34,097	32,597	33,944	32,756
Billable hours (in thousands)	5,934	4,930	23,088	19,556
Average billable hours per census per month	58.0	50.4	56.7	49.8
Billable hours per business day	91,288	74,697	88,460	75,214
Revenues per billable hour	$17.47	$17.19	$17.35	$17.22

Percentage of Revenues by Payor:
State, local and other governmental programs	66.0	77.3	70.4	77.7
Managed care organizations	30.7	18.8	26.1	18.3
Private duty	2.2	2.9	2.4	3.0
Commercial	1.1	1.0	1.1	1.0

(1)	We define Adjusted EBITDA as net income before interest expense, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended December 31, 2015 by 273 and the twelve months ended December 31, 2015 by 540.
(3)	The average billable census in acquisitions of 554 and 592 for the three months and twelve months ended December 31, 2015, respectively, was reclassified to average billable census - same stores for comparability purposes.

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ADUS Reports Fourth-Quarter 2016 Results

March 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$7,568	$3,321	$12,024	$11,623
Less: (Earnings) from discontinued operations, net of tax	(97)	(270)	(97)	(270)

Net income from continuing operations	7,471	3,051	11,927	11,353
Interest expense	572	258	2,332	786
Interest income	(2,766)	(23)	(2,812)	(47)
Other non-operating income	(80)	—	(206)	—
Income tax (benefit) expense from continuing operations	2,496	(271)	3,994	3,932
Depreciation and amortization	1,703	1,212	6,647	4,717
M&A expenses	337	455	1,122	1,013
Stock-based compensation expense	(192)	412	1,072	1,573
Restructuring charges	(457)	—	4,787	—
Severance and other costs	200	—	3,231	—
IRS accrual	—	300	—	300

Adjusted EBITDA	$9,284	$5,394	$32,094	$23,627

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (2)
Net income per diluted share	$0.65	$0.27	$1.05	$1.02
Worker Opportunity Tax Credits per share	—	(0.09)	—	—
Cost associated with IRS accrual per share	—	0.03	—	0.03
Reserve adjustment for Workers Compensation per share	—	0.05	—	—
Interest income from State of Illinois	(0.17)	—	(0.17)	—
Normalization of effective tax rate	(0.04)	—	(0.06)	—
M&A expenses per diluted share	0.02	0.03	0.07	0.07
Restructuring charges per diluted share	(0.03)	—	0.30	—
Severance and other costs per diluted share	0.01	—	0.20	—
Stock-based compensation expense per diluted share	(0.01)	0.03	0.07	0.10

Adjusted net income per diluted share	$0.43	$0.32	$1.46	$1.22

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ADUS Reports Fourth-Quarter 2016 Results

March 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Continued)

(amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$103,656	$84,760	$400,688	$336,815
Revenues associated with the closure of certain sites	—	(596)	(1,076)	(5,068)

Adjusted net service revenues	$103,656	$84,164	$399,612	$331,747

(1)	We define Adjusted EBITDA as net income before interest expense, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructuring charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted net income per diluted share as net income per diluted share, adjusted for worker opportunity tax credits, the IRS accrual, workers compensation, interest income from the State of Illinois, M&A expenses, normalization of the effective tax rate, stock-based compensation expense, restructuring charges and severance and other costs. Adjusted net income per diluted share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as net service revenues adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net service revenues or any other measure of financial performance calculated in accordance with GAAP.

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